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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 4, 1996 on the consolidated financial statements of Brandywine Realty Trust (the Company) included in the Company's Form 10-K for the year ended December 31, 1995 and to the incorporation by reference of our report dated February 11, 1997 on the combined financial statements of revenue and certain expenses of Columbia Acquisition Properties for the year ended December 31, 1996 included in the Company's Form 8-K/A dated February 13, 1997. We also consent to the incorporation by reference of our report dated March 4, 1996 (except with respect to the matters contained in Note 16 of the financial statements as to which the date is October 7, 1996) on the consolidated financial statements of the Company for the year ended December 31, 1995, our report dated April 12, 1996 on the combined financial statements of SSI/TNC Properties for the year ended December 31, 1995, our report dated June 14, 1996, on the statement of revenue and certain expenses of Libertyview for the year ended December 31, 1995, our reports dated October 31, 1996 on the combined statements of revenue and certain expenses of Equivest Management Inc. Acquisition Properties, the Commonwealth of Pennsylvania State Employees System Properties, and Delaware Corporate Center, all included in the Company's Prospectus filed on November 27, 1996 relating to the Company's Registration Statement on Form S-11 (No. 333-13969) declared effective November 25, 1996 and to all references to our Firm included in this registration statement.


Philadelphia, Pa.,
February 13, 1997

                                                  ARTHUR ANDERSEN LLP